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Exhibit 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Bangert and Richard J. Dalton, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the CoBiz Inc. Employees 401(k) Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ STEVEN BANGERT Steven Bangert	Chairman of the Board and Chief Executive Officer	June 28, 2002
/s/ JONATHAN C. LORENZ Jonathan C. Lorenz	Vice Chairman of the Board and President	June 28, 2002
/s/ RICHARD J. DALTON Richard J. Dalton	Executive Vice President and Chief Financial Officer	June 28, 2002
/s/ LYNE B. ANDRICH Lyne B. Andrich	Senior Vice President and Controller (Chief Accounting Officer)	June 28, 2002
/s/ VIRGINIA K. BERKELEY Virginia K. Berkeley	Director	June 28, 2002
/s/ MICHAEL B. BURGAMY Michael B. Burgamy	Director	June 28, 2002
/s/ TIMOTHY J. TRAVIS Timothy J. Travis	Director	June 28, 2002

/s/ MARK S. KIPNIS Mark S. Kipnis	Director	June 28, 2002
/s/ NOEL N. ROTHMAN Noel N. Rothman	Director	June 28, 2002
/s/ HOWARD R. ROSS Howard R. Ross	Director	June 28, 2002
/s/ ALAN R. KENNEDY Alan R. Kennedy	Director	June 28, 2002
/s/ THOMAS M. LONGUST Thomas M. Longust	Director	June 28, 2002
/s/ HAROLD F. MOSANKO Harold F. Mosanko	Director	June 28, 2002

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  Exhibit 24
POWER OF ATTORNEY